TRANSFINANCIAL HOLDINGS, INC.

                        1998 LONG-TERM INCENTIVE PLAN


1.   PURPOSE.

     The purpose of the TransFinancial Holdings, Inc. 1998 Long-Term Incentive Plan (the "Plan") is to further the earnings of TransFinancial Holdings, Inc. ("TransFinancial") and its subsidiaries (collectively the "Company") by:
(a) assisting the Company in attracting, retaining and motivating officers, directors, employees and consultants of high caliber and potential and (b) providing for the award of long-term incentives to such officers, directors, employees and consultants. The Plan is not intended to be a Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended. Certain capitalized terms used herein are defined in paragraph 16 below.

2.   ADMINISTRATION.

          (a) Committee. The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board of Directors of TransFinancial (the "Board"). The members of the Committee shall be appointed by and may be changed from time to time in the discretion of the Board. The Board may, in its sole discretion, bifurcate the powers of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single committee; provided, however, that except as otherwise determined by the Board, (i) if a Committee is authorized to grant Awards or make determinations with respect to a Reporting Person, each member of such Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the 1934 Act, or any successor rule of similar import, and (ii) if a Committee is authorized to grant Awards or make determinations with respect to a Covered Employee, each member of such Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          (b) Authority. The Committee shall have full and final power and authority to administer and interpret the Plan. In addition to such general power and authority, and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to: (i) determine the eligible persons to whom Awards shall be made under the Plan, (ii) determine the type or types of Awards to be granted to each Participant hereunder, (iii) determine the time or times when Awards shall be granted, (iv) determine the terms and conditions of Awards and the terms and conditions of any agreement evidencing an Award, (v) authorize the issuance of Shares pursuant to Awards granted under the Plan, (vi) interpret, construe and administer the Plan and any instrument or agreement relating to or evidencing an Award under the Plan, (vii) establish, amend, suspend or waive rules and guidelines relating to the Plan and Awards hereunder, (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan and (ix) make any other determination or take any other action that it deems necessary or desirable for administration of the Plan or any Award hereunder. Decisions of the Committee shall be final, binding and conclusive on all persons, including the Company and any Participant. The Committee may hold meetings and otherwise take action in the manner permitted under the applicable provisions of the Restated Certificate of Incorporation and By-laws of the Company, resolutions of the Board and applicable law, as amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award under the Plan.

          (c) Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and to make all determinations under the Plan with respect to such Participants, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

          (d) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

3.   STOCK SUBJECT TO THE PLAN.

          (a) Amount. The aggregate number of Shares which may be the subject of or related to Awards under the Plan shall be 600,000 Shares, subject, however, to adjustment as provided in subparagraph (b) hereof. Such Shares may be authorized and unissued Shares or treasury Shares. If for any reason any Award expires or lapses or is terminated, forfeited or canceled, any Shares subject to such Award, to the extent of such expiration, lapse, termination, forfeiture or cancellation, shall again be available for award under the Plan. Notwithstanding the provisions of this subparagraph (a), no Shares shall again be subject to Awards if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (b) Adjustment. In the event that the Committee determines that any dividend or distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, merger, consolidation, reorganization, spin-off or split-up, reverse stock split, combination or exchange of Shares or other transaction affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable and without the consent of any affected Participant, adjust the number and kind of securities which may be issued under the Plan, the number and kind of securities subject to outstanding Awards and the exercise price of each outstanding stock option granted under the Plan, and may make such other changes in outstanding Awards as it deems equitable in its sole discretion. Fractional Shares resulting from any such adjustments shall be eliminated. No adjustment or action under this subparagraph (b) shall be authorized to the extent that such adjustment or action would cause the Plan or any outstanding Incentive Stock Option to violate
Section 422 of the Code or would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

          (c) Limit on Individual Grants. Subject to adjustment as provided in subparagraph (b) hereof, (i) the maximum number of Shares subject to stock options which may be granted in the aggregate under the Plan in any calendar year to any Participant shall be 50,000 Shares, (ii) the maximum number of Shares underlying stock appreciation rights which may be granted in the aggregate under the Plan in any calendar year to any Participant shall be 50,000 Shares and (iii) the maximum number of Shares subject to restricted stock awards, performance share awards and other stock-based awards which may be granted under the Plan in any calendar year to any Participant shall be 50,000 Shares. In addition, the maximum amount of compensation payable in respect of performance unit awards, cash in addition to an Award under paragraph 13 hereof and dividend equivalents under paragraph 15(c) hereof that may be paid in the aggregate under the Plan in any calendar year to any Participant shall be $1,000,000. In all events, determinations under this subparagraph shall be made in a manner that is consistent with Section 162(m) of the Code and the regulations promulgated thereunder.

          (d) Limit on Certain Types of Awards. The maximum number of Shares which may be issued in the aggregate with respect to restricted stock awards under paragraph 8 hereof, performance share awards under paragraph 9 hereof and other stock-based awards payable in Shares pursuant to paragraph 10 hereof shall be 100,000 Shares, subject to adjustment as provided in subparagraph (b) hereof, provided that Shares awarded pursuant to any such Award shall not, to the extent such Award expires or lapses or is terminated, surrendered, forfeited, cancelled, exercised or settled in a manner that results in fewer Shares outstanding than were awarded pursuant to such Award, be counted against the maximum number of Shares which may be issued pursuant to this subparagraph 3(d).

4.   ELIGIBILITY TO RECEIVE AWARDS.

     All officers, directors, key employees and consultants of the Company are eligible to be Participants in the Plan. As used herein, key employees are employees determined by the Committee to be capable of contributing significantly to the profitability and success of the Company. Incentive Stock Options (as defined below) may be granted only to persons eligible to receive such options under the Code.

5.   FORM OF AWARDS.

     Subject to the provisions of the Plan, Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, restricted stock, performance shares, performance units, other stock-based awards as provided herein or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any successor provision ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options").

6.   STOCK OPTIONS.
          (a) Award. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each stock option granted by the Committee, which may include without limitation: (i) the type of option (Incentive Stock Option or Nonqualified Stock Option), (ii) the number of Shares subject to the option, (iii) the time or times at which and/or the conditions upon which the option shall become exercisable in whole or in part, (iv) the term of the option, provided that the term of an option shall not be greater than ten (10) years, and (v) the exercise price per Share, provided that the exercise price per Share shall not be less than the fair market value of a Share on the date of grant, as determined by the Committee (subject to subsequent adjustment as provided in paragraph 3(b) hereof). The Committee, in its discretion, may provide for circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time. A stock option granted under this Plan shall be an Incentive Stock Option only if the stock option is designated as an Incentive Stock Option in the Award Agreement.

          (b) Payment for Shares. The Committee shall determine the form of payment of the purchase price of the Shares with respect to which an option is exercised, which may include without limitation (i) cash (which may include personal checks, certified checks, cashier's checks or money orders), (ii) Shares at fair market value, (iii) the optionee's written request to the Company to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the option by a number of Shares having a fair market value equal to such purchase price, (iv) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of an option, (v) any other lawful consideration, including, without limitation, an Award or a note or other commitment satisfactory to the Committee or (vi) a combination of any of the foregoing.
          (c) Incentive Stock Options. In the case of an Incentive Stock Option, each Award shall contain such other terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such option as an Incentive Stock Option within the meaning of Section 422 of the Code or any successor provision.

          (d) Formula Options. The Committee shall not have any discretion pursuant to this paragraph 6 with respect to Formula Options granted pursuant to paragraph 11 hereof.

7.   STOCK APPRECIATION RIGHTS.

          (a) Award. Stock Appreciation Rights ("SARs") may be granted by the Committee either in connection with a previously or contemporaneously granted stock option or independently of a stock option. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each SAR. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously or contemporaneously issued stock option, not less than the exercise price of the Shares subject to the option.

          (b) SARs Related to Stock Options. If an SAR is granted in relation to a stock option, unless otherwise determined by the Committee, (i) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable, (ii) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR and (iii) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option, provided that an SAR granted with respect to less than the full number of Shares covered by a related option shall not be reduced until the related option has been exercised or has terminated with respect to the number of Shares not covered by the SAR.

          (c) Other Terms. Each SAR shall have such other terms and conditions as the Committee shall determine in its sole discretion, provided that the term of an SAR shall not be greater than ten (10) years. The Committee may, in its discretion, provide in the Award circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time. Upon exercise of an SAR, payment shall be made in cash, Shares at fair market value on the date of exercise, other Awards, other property or any combination thereof, as the Committee may determine.

8.   RESTRICTED STOCK AWARDS.

          (a) Award. Restricted stock awards under the Plan shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee.

          (b) Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee shall determine the terms and conditions upon which any restrictions upon restricted stock awarded under the Plan shall expire, lapse, or be removed. The Committee, in its discretion, may provide in the Award circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any restricted stock at any time.

          (c) Restrictions Upon Transfer. Restricted stock and the right to vote such restricted stock and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such Shares, except to the extent determined by the Committee. Notwithstanding the foregoing, and except as otherwise provided in the Plan or determined by the Committee, the grantee of the restricted stock shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to Shares subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the Shares to which such dividends or distributions relate.

          (d) Registration. Any restricted stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion may deem appropriate, including without limitation, book-entry registration or issuance
of a stock certificate or certificates.   In the event any certificate or
certificates are to be issued, the Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee, may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee, and may provide for any appropriate legend to be borne by the certificate or certificates.

9.   PERFORMANCE UNITS AND PERFORMANCE SHARES.
     Performance unit and performance share awards under the Plan shall entitle grantees to future payments based upon the achievement of pre-established performance objectives. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions applicable to each performance unit or performance share award, which may include without limitation the following:
(a) one or more performance periods, (b) the initial value of each performance unit subject to a performance unit award or the number of Shares subject to a performance share award, (c) performance targets to be achieved during each applicable performance period and (d) the terms of payment of performance unit and performance share awards. Performance targets established by the Committee may relate to financial and nonfinancial performance goals, may relate to corporate, division, unit, individual or other performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance. At any time prior to payment of a performance unit or performance share award, the Committee may adjust previously established performance targets or other terms and conditions to reflect unforeseen events, including without limitation, changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or non-recurring items or events. Payment on performance unit and performance share awards may be made in cash, Shares, other Awards, other property or any combination thereof, as the Committee may determine.

10.  OTHER STOCK-BASED AWARDS.

     The Committee may grant to Participants, either alone or in addition to other Awards granted under the Plan, awards which are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, securities or other instruments convertible into Shares). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Such Awards may be paid in Shares, cash, other Awards, other property or any combination thereof, as the Committee may determine. Such Awards may be issued for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine. The form or forms of consideration payable for Shares or other securities delivered pursuant to a purchase right granted under this paragraph may include any form of consideration specified in paragraph 6(b) hereof. The Committee may establish certain performance criteria that may relate in whole or in part to receipt of Awards hereunder. The provisions of this paragraph 10 notwithstanding, any stock option to purchase Shares, SAR, restricted stock award or performance share award granted under this Plan must comply with the provisions of this Plan applicable to such Award.

11.  NON-EMPLOYEE DIRECTORS' OPTIONS.

          (a) Grant of Nonqualified Stock Options. On the first stock trading day after each annual meeting of shareholders of TransFinancial commencing with the year 1998, each person who is serving as a director of TransFinancial and is not an employee of the Company on such day ("Non-Employee Director") shall automatically receive a grant of a Nonqualified Stock Option to purchase 2,000 Shares (a "Formula Option").

          (b) Option Price. The option exercise price to be paid by each such Non-Employee Director for each Share purchased upon the exercise of such Formula Option shall be one hundred percent (100%) of the fair market value of the Shares on the date the option is granted. Fair market value for purposes of this paragraph 11 shall be deemed to be the closing price of the Shares on the American Stock Exchange as of the date the Formula Option is granted, as reported in the Midwest Edition of the Wall Street Journal, provided that if the Shares are not then listed on the American Stock Exchange, fair market value shall be the Closing Price (as defined in paragraph 16) on such date.

          (c) Vesting Schedule. Each Formula Option shall become exercisable with respect to one-half of the Shares subject to such option on the last day of the tenth full calendar month following the date of grant and shall become exercisable in full on the last day of the twenty-second full calendar month following the date of grant; provided that, notwithstanding the foregoing, the Formula Option shall become exercisable in full upon (i) the occurrence of a Change of Control (as defined in the form of Directors Stock Option Agreement attached hereto as Exhibit I) during the Non-Employee Director's service as a director of TransFinancial, provided the Formula Option has been outstanding for at least one hundred eighty (180) days at the time of such occurrence, (ii) termination of the Non-Employee Director's service as a director of TransFinancial concurrently with a Change of Control, provided the Formula Option has been outstanding for at least one hundred eighty (180) days at the time of such termination, or (iii) termination of the Non-Employee Director's service as a director of TransFinancial due to the Non-Employee Director's (A) death, (B) permanent and total disability, or (C) retirement at the end of a term of office, after completing five (5) years of service as a director ("Retirement").

          (d) Term of Option. Each Formula Option shall expire on the tenth anniversary of the date of grant, subject to earlier termination as provided in this subparagraph. In the event that a Non-Employee Director's service as a director of TransFinancial terminates for any reason, the Non-Employee Director (or in the event of death the Non-Employee Director's Beneficiary) shall have the right to exercise the Formula Option, to the extent the Formula Option was exercisable at the time of such termination, at any time within one hundred eighty (180) days after the date of termination of service, provided that in no event may the Formula Option be exercised after the tenth anniversary of the date of grant. Upon the earlier of the tenth anniversary of the date of grant or the end of such 180 day period, the Formula Option shall expire.

          (e) Payment for Shares. The option exercise price of the Shares with respect to which a Formula Option is exercised shall be payable in full at the time of exercise in (i) cash (which may include personal checks, certified checks, cashier's checks or money orders), (ii) Shares at fair market value or
(iii) a combination of the foregoing. The fair market value of any Shares used to pay any part of the exercise price shall be their fair market value, as determined pursuant to subparagraph (b) hereof, on the date the Formula Option is exercised. In lieu of delivering Shares, the optionee may provide an affidavit regarding ownership of such Shares and receive the number of Shares otherwise issuable to the optionee upon the exercise of the Formula Option, less a number of Shares having a fair market value equal to such purchase price, determined as provided in this subparagraph.

          (f) Other Terms and Conditions. Each Formula Option granted to a Non-Employee Director shall be subject to all of the other terms and conditions set forth in the form of Directors Stock Option Agreement attached hereto as
Exhibit I.

          (g) Additional Awards. Nothing in this paragraph 11 shall be deemed to prevent the Committee from granting Awards to any Non-Employee Director in addition to Formula Options.

          (h) Committee Discretion. The Committee may exercise discretion with respect to Formula Options only to the extent that the exercise of such discretion shall not cause the provisions of this Plan applicable to Formula Options to fail to qualify as a "formula plan" within the meaning of Rule 16b-3 under the 1934 Act.
12.  PERFORMANCE-BASED AWARDS.

          (a) Applicability. Awards granted and other compensation payable under the Plan which are intended to qualify as Performance-Based Awards shall be subject to the provisions of this paragraph 12. In the event of any conflict between the provisions of this paragraph 12 and any other provisions of this Plan, the provisions of this paragraph 12 shall prevail.

          (b) Performance Goals. The specific performance goals for the Performance-Based Awards granted under paragraphs 8, 9, 10, 13 and 15(c) hereof shall be one or more Stockholder-Approved Performance Goals, as selected by the Committee in its sole discretion. To the extent required under Section 162(m) of the Code and the regulations promulgated thereunder, the Committee shall
(i) establish in the applicable Award Agreement the specific performance targets relative to the Stockholder-Approved Performance Goals which must be attained before compensation under the Performance-Based Award becomes payable, (ii) provide in the applicable Award Agreement the method for computing the amount of compensation payable to the Participant if the target or targets are attained, and (iii) at the end of the relevant performance period and prior to any payment of compensation, certify whether the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing compensation shall be established within the time period permitted under Section 162(m) of the Code and the regulations promulgated thereunder. The Committee may reserve the right in any Award Agreement covering a Performance-Based Award to reduce the amount payable at a given level of performance. The Committee shall be precluded from increasing the amount of compensation payable that would otherwise be due upon attainment of a performance goal contained in a Performance-Based Award, to the extent required under Section 162(m) of the Code and the regulations promulgated thereunder for Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (c) Modification of Performance Goals. Except where a modification would cause a Performance-Based Award to no longer qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee may in its discretion modify any performance goal or target relating to a Performance-Based Award, in whole or in part, as the Committee deems appropriate and equitable, subject to the provisions of paragraph 15(i) hereof.

          (d) Discretion; Compliance. Notwithstanding any other provision of this Plan to the contrary, neither the Board nor the Committee shall be entitled to exercise any discretion otherwise authorized under this Plan with respect to any Performance-Based Award or with respect to the amendment or modification of any provision of this Plan without stockholder approval, if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. Notwithstanding any other provision of this Plan to the contrary, the Plan shall be deemed to include such additional limitations or requirements set forth in Section 162(m) of the Code and the regulations and rulings promulgated thereunder which are required to be included in the Plan in order for Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such limitations and requirements from time to time.

13.  LOANS AND SUPPLEMENTAL CASH PAYMENTS.

     The Committee in its sole discretion to further the purpose of the Plan may provide for cash payments to individuals in addition to an Award, or loans to individuals in connection with all or any part of an Award. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee, provided that in no event shall the amount of payment exceed:

          (a) In the case of an option, the excess of the fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

          (b) In the case of an SAR, performance unit, performance share, restricted stock or other stock-based award, the value of the Shares and other consideration issued in payment of such Award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

14.  GENERAL RESTRICTIONS.

     Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares in order to satisfy the requirements of federal or state securities laws, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such Award or the issuance or purchase of Shares thereunder, such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained. Any such restriction affecting an Award shall not extend the time within which the Award may be exercised; and none of the Company, its directors or officers or the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an Award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

 15. GENERAL PROVISIONS APPLICABLE TO AWARDS.

          (a) Award Agreements. Each Award under the Plan shall be evidenced by a written agreement entered into by and between TransFinancial and the Participant ("Award Agreement"), containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee in its sole discretion deems necessary or advisable, except as provided in paragraph 11 with respect to Formula Options. Each Participant to whom an Award has been granted shall agree that such Award shall be subject to all of the terms and conditions of the Plan and the terms and provisions of the applicable Award Agreement. A Participant shall have no rights with respect to any Award unless the Participant shall have executed and delivered to the Company a copy of the Award Agreement with respect to such Award.

          (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. Multiple Awards, multiple forms of Awards, or combinations thereof may be evidenced by a single Award Agreement or multiple Award Agreements, as determined by the Committee, except with respect to Formula Options under paragraph 11 hereof. Successive Awards may be granted to the same Participant whether or not any Awards previously granted to such Participant remain outstanding. The Committee's determinations under the Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. No person shall have any claim or right to be granted an Award under the Plan.

          (c) Dividends. In the discretion of the Committee, any Award under the Plan may provide the Participant with dividends or dividend equivalents payable in cash or property, currently or deferred, with or without interest, except with respect to Formula Options under paragraph 11 hereof. Dividend equivalents granted with respect to a stock option which is a Performance-Based Award may not be made contingent upon exercise of the stock option, to the extent prohibited by Section 162(m) of the Code and the regulations promulgated thereunder with respect to qualified performance-based compensation.

          (d) Termination of Employment or Consulting Arrangement. Except with respect to Formula Options under paragraph 11 hereof, the Committee shall determine the effect, if any, on an Award of the disability, death, retirement or other termination of employment or services of a Participant and the extent to which, and the period during which, the Participant or the Participant's legal representative, guardian or Beneficiary may receive payment of an Award or exercise rights thereunder.

          (e) Change of Control. Except with respect to Formula Options under paragraph 11 hereof and subject to the terms and conditions of the Plan, the Committee may include such provisions in the terms of an Award or Award Agreement relating to a change of control of the Company (as defined by the Committee) as the Committee determines in its discretion. Such provisions may include, without limitation, provisions which: (i) provide for the acceleration of any time period relating to the exercise, realization, payment or term of the Award, (ii) provide for payment to the Participant of cash or other property with a fair market value, as determined by the Committee, equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner necessary to reflect the change in control or (iv) require that the Award be assumed, or new rights substituted therefor, by another entity.

          (f) Transferability. Except with respect to Formula Options under paragraph 11 hereof, in the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. Except with respect to Formula Options under paragraph 11 hereof, the Committee may in its discretion waive any restriction on transferability, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. Unless the Committee determines otherwise, a Participant's rights and interest under any Award or any Award Agreement may not be assigned or transferred in whole or in part, voluntarily or involuntarily, including by operation of law, except by will, by the laws and descent and distribution or pursuant to an effective Beneficiary designation.

          (g)  Withholding.

               (i) Prior to the issuance or transfer of Shares or other property under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by delivering Shares or electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of such Shares shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the Tax Date). Such Election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.
               (ii) Whenever payments to a Participant in respect of an Award under the Plan are to be made in cash, such payments shall be net of the amount necessary to satisfy any Federal, state or local withholding tax requirements.

          (h) Deferred or Installment Payments. The Committee may provide that the issuance of Shares or the payment or transfer of cash or property upon the settlement of Awards may be made in a single payment or transfer or in installments, and may authorize the deferral of, or permit a Participant to elect to defer, any such issuance, payment or transfer, all in accordance with such rules, requirements, conditions and procedures as may be established by the Committee. The Committee may also provide that any such installment or any such deferred issuance, payment or transfer shall include the payment or crediting of dividend equivalents, interest or earnings on deferred amounts. The provisions of this subparagraph (h) shall not apply to Formula Options under paragraph 11 hereof.

          (i) Amendment of Awards. Subject to the terms and conditions of the Plan and any Award Agreement, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Award (including the applicable Award Agreement) in any manner, prospectively or retroactively, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, convert an Incentive Stock Option to a Nonqualified Stock Option, accept the surrender of any outstanding Award and authorize the grant of new Awards in substitution for surrendered Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and provided, further, that if such amendment or modification, taking into account any related action, materially and adversely affects a Participant's rights under an Award or an Award Agreement, such Participant shall have consented to such amendment or modification. Nothing in this subparagraph shall be deemed to limit the Committee's authority to amend or modify any outstanding Award pursuant to paragraph 3(b) of the Plan. The Committee may not amend any outstanding Award or Award Agreement relating to a Formula Option to the extent that such amendment would cause the provisions of this Plan applicable to Formula Options and the provisions of the Award or Award Agreement to fail to qualify as a "formula plan" within the meaning of Rule 16b-3 under the 1934 Act.

          (j)  Limitation on Amendment of Awards.  Notwithstanding subparagraph
(i) hereof, unless approved by the shareholders of TransFinancial in accordance with Delaware law, (i) the Committee shall not amend or modify the terms of any outstanding Award relating to any stock option or SAR (including the applicable Award Agreement) to reduce the exercise price per Share and (ii) no stock option or SAR shall be cancelled and replaced with any Award or Awards having a lower exercise price. Nothing in this subparagraph shall be deemed to limit the Committee's authority to amend or modify any outstanding Award pursuant to paragraph 3(b) hereof.

16.  CERTAIN DEFINITIONS

          (a) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

          (b) "Award" means any award of stock options to purchase Shares, stock appreciation rights, performance units, performance shares, restricted stock, other stock-based awards as provided herein or any combination of the above granted under the Plan.

          (c) "Beneficiary" means the person or persons designated in writing by the grantee of an Award as the grantee's Beneficiary with respect to such Award; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the grantee's estate or the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an Award. In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

          (d) "Closing Price" as of a particular day with respect to any securities shall be the last sale price of such securities on the national securities exchange on which such securities are listed and principally traded or, if such securities are not listed on any national securities exchange, as reported by NASDAQ, or, if not so reported by NASDAQ, the average of the closing bid and asked quotations for such securities as reported by the National Quotations Bureau Incorporated or similar organization selected by the Committee, or, if on any such date such securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Committee.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

          (f) "Covered Employee" means a "covered employee" for a particular taxable year of the Company within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder or any Participant who the Committee believes will be such a covered employee for a particular taxable year of the Company, and who the Committee believes will have remuneration in excess of $1,000,000 for such taxable year, as provided in Section 162(m) of the Code.

          (g) "Participant" means any person selected to receive an Award pursuant to the Plan.

          (h) "Performance-Based Awards" means Awards and other compensation payable under the Plan which the Committee from time to time determines are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (i) "Reporting Person" means any person subject to Section 16 of the 1934 Act, or any successor rule.

          (j) "Shares" means shares of Common Stock, $.01 par value per share, of TransFinancial as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of any transaction described in paragraph 3(b) hereof.

          (k) "Stockholder-Approved Performance Goals" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance-Based Awards described in paragraph 12(b) hereof. To the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, Stockholder-Approved Performance Goals may be described in terms of objectives related to the performance of the Participant, TransFinancial, any subsidiary, or any division, unit, department, region or function within TransFinancial or any subsidiary in which the Participant is employed. Stockholder-Approved Performance Goals may be made relative to the performance of other companies. To the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, Stockholder-Approved Performance Goals applicable to any Performance-Based Award shall be based on specified levels of or changes in one or more of the following criteria: (i) cash flow, which may include net cash flow from operations, or net cash flow from operations, financing and investing activities, (ii) earnings per share, (iii) pre-tax income, (iv) net income, (v) return on sales, (vi) return on equity, (vii) return on assets, (viii) return on capital, (ix) return on investment, (x) revenue growth, (xi) market share, (xii) retained earnings,
(xiii) improved gross margins, (xiv) operating expense ratios, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) costs, (xvii) cost reductions or savings, (xviii) debt reduction, (xix) selling, general and administrative expenses and (xx) total return to shareholders (share appreciation plus dividends).

17.  MISCELLANEOUS.

          (a) Rights of a Stockholder. Except as otherwise provided in paragraph 8 hereof and subject to the provisions of the applicable Award Agreement, the recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for Shares are issued to such Participant, and the issuance of Shares shall confer no retroactive right to dividends.

          (b) Rights to Terminate Employment. Nothing in the Plan or in any Award Agreement shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.

          (c) Amendment and Termination of Plan. The Board may terminate, amend, modify or suspend the Plan at any time, subject to such stockholder approval as the Board determines to be necessary or desirable to comply with any tax, regulatory or other requirement, provided that (i) in no event shall the provisions relating to the timing, amount and exercise price of Formula Options provided for in paragraph 11 of the Plan be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, (ii) subject to paragraph 3(b) hereof, the Board may not, unless such amendment is approved by the shareholders of TransFinancial in accordance with Delaware law, amend the Plan to (A) increase the number of Shares available for the grant of Awards under the Plan pursuant to paragraph 3(a) hereof, (B) increase the maximum individual limits on Awards set forth in paragraph 3(c) hereof, (C) increase the maximum number of Shares which may be subject to restricted stock awards, performance share awards and other stock-based awards pursuant to paragraph 3(d) hereof, (D) decrease the minimum per Share exercise price of stock options or the minimum per Share specified price for SARs under the Plan, (E) increase the maximum term of stock options or SARs under the Plan or (F) change or modify the provisions of paragraph 15(j) hereof. If any such termination, modification, amendment or suspension of the Plan shall materially and adversely affect the rights of any grantee or Beneficiary under an Award previously granted, the consent of such grantee or Beneficiary shall be required, provided that it shall be conclusively presumed that any adjustment pursuant to paragraph 3(b) hereof does not materially and adversely affect any such right.

          (d) Effect on Other Plans; Nature of Payments. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements or other benefit or incentive plans or shall affect any Participant's eligibility to participate in any other such arrangement or plan. Each grant of an Award and each issuance of Shares hereunder shall be in consideration of services performed for the Company by the Participant receiving the Award. Each such grant and issuance shall constitute a special incentive payment to the Participant receiving the Award and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or (ii) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.
          (e) Effective Date and Duration of Plan. The Plan shall become effective when adopted by the Board, provided that the Plan is approved by the shareholders of TransFinancial in accordance with Delaware law before the first anniversary of the date the Plan is adopted by the Board, and provided, further, that no payment on any Award shall be made unless and until such stockholder approval is obtained. Unless it is sooner terminated in accordance with subparagraph (c) hereof, the Plan shall remain in effect until all Awards under the Plan have been satisfied or have expired or otherwise terminated, but no Incentive Stock Option shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board or is approved by the shareholders of TransFinancial.

          (f) Unfunded Plan. The Plan shall be unfunded, except to the extent otherwise provided in accordance with paragraph 8 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by Awards, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan, and no such obligations will be deemed to be secured by a pledge of or encumbrance on any property of the Company or an affiliate.

          (g) Governing Law. The Plan shall be governed by, and shall be construed, enforced and administered in accordance with, the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.



                                                                       Exhibit I
                    Form of Directors Stock Option Agreement





[Date]



[Name of Optionee]
[Address of Optionee]


Dear [Optionee]:

This Agreement is entered into pursuant to the TransFinancial Holdings, Inc. 1998 Long-Term Incentive Plan ("Plan"), a copy of which has been furnished to you. This Agreement is subject to all of the terms and provisions of the Plan, which are incorporated by reference. In the event of a conflict between this Agreement and the Plan, the provisions of the Plan shall govern.

1.   GRANT OF NONQUALIFIED STOCK OPTION.  TransFinancial Holdings, Inc.

("TransFinancial") hereby grants to you a Nonqualified Stock Option ("Option") to purchase from TransFinancial all or any part of an aggregate of Two Thousand (2,000) shares of common stock, $.01 par value per share, of TransFinancial ("Shares") at the option exercise price specified below ("Option Price"), subject to the terms and conditions of the Plan and this Agreement.
2.   OPTION PRICE.  The Option Price shall be              Dollars ($     ) per

Share, such Option Price being the fair market value of the Shares on the date hereof pursuant to the Plan, equal to the closing price of the Shares on the
American Stock Exchange on             , the first stock trading day following
the          annual meeting of the shareholders of TransFinancial, as reported
by The Wall Street Journal on             .


3.   EXERCISE OF OPTION.


     a. Subject to all of the other terms and conditions set forth herein, the Option may be exercised in respect of 1,000 Shares on and after and may be exercised in respect of all of the Shares subject
     to the Option on and after           .

     b. Notwithstanding the provisions of subparagraph (a) hereof, the Option shall become exercisable in full upon (i) the occurrence of a Change of Control (as hereinafter defined) during your service as a director of TransFinancial, provided the Option has been outstanding for at least One Hundred Eighty (180) days at the time of such occurrence, (ii) termination of your service as a director of TransFinancial concurrently with a Change of Control, provided the Option has been outstanding for at least One Hundred Eighty (180) days at the time of such termination, or
     (iii) termination of your service as a director of TransFinancial due to your (A) death, (B) permanent and total disability, or (C) retirement at the end of a term of office, after completing five (5) years of service as a director ("Retirement").

     c. Subject to all of the other terms and conditions set forth herein, you shall have the right to exercise the Option in whole or in part from time to time, provided that you may not exercise the Option with respect to a fractional share or with respect to fewer than ten (10) Shares (or such lesser number remaining unexercised). Except as otherwise provided herein, this Option may not be exercised unless you are then a director of TransFinancial.

4.   TERM OF OPTION.


     a.   The Option shall expire at the close of business on              (the
     "Expiration Date"), subject to earlier termination as provided in this Paragraph 4. In no event may the Option be exercised after the Expiration Date.

     b. If your service as a director of TransFinancial terminates for any reason, you (or in the event of death your Beneficiary under the Plan) shall have the right to exercise the Option, to the extent the Option was exercisable at the time of such termination, at any time within One Hundred Eighty (180) days after the date of termination of service, provided that in no event may the Option be exercised after the Expiration Date. Upon the earlier of the Expiration Date or the end of such 180 day period, the Option shall expire.

5.   METHOD OF EXERCISE OF OPTION.  The Option may be exercised by delivering to the Corporate Secretary of TransFinancial written notice of exercise and payment of the Option Price. The written notice of exercise shall:

     a. State the election to exercise the Option (or any part thereof), the number of Shares in respect of which the Option is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his or her address and Social Security Number (or, if more than one, the names, addresses, and Social Security Numbers of such persons); and

     b. Be signed by the person or persons entitled to exercise the Option, and, if the Option is being exercised by any person or persons other than you, it shall be accompanied by proof satisfactory to counsel for TransFinancial of the right of such person or persons to exercise the Option.

6.   PAYMENT OF OPTION PRICE.


     a. Payment of Option Price shall be made in (i) cash (which may include personal checks, certified checks, cashier's checks or money orders), (ii) Shares owned by you for at least six months prior to the time of exercise at fair market value or (iii) a combination of the foregoing. The fair market value of any Shares used to pay any part of the exercise price shall be their fair market value, as determined below. No fractional Shares shall be accepted by TransFinancial, and if payment is to be made only in Shares, the Shares shall be rounded to the next lowest whole number of Shares, and you shall pay the amount equal to the fractional Share in cash or by check. In lieu of delivering Shares, you may provide an affidavit regarding ownership of such Shares and receive the number of Shares otherwise issuable to the you upon the exercise of the Option, less a number of Shares having a fair market value equal to such purchase price, as determined below.

     b. Fair market value for purposes of this paragraph 6 shall be deemed to be the closing price of the Shares on the American Stock Exchange as of the date the Option is exercised, as reported in the Midwest Edition of the Wall Street Journal.

7.   ISSUANCE OF SHARES.  Upon the exercise of the Option in whole or in part and upon satisfaction of the other terms and conditions of this Agreement and of the Plan, TransFinancial will cause to be issued certificates for Shares purchased pursuant to the Option. Shares to be issued to you shall be fully paid and nonassessable, and will be either authorized and previously unissued Shares or Shares held in the treasury of TransFinancial. It is understood that you shall not have any of the rights of a shareholder with respect to such Shares until such Shares are actually issued and registered in your name.

8.    DEFINITION OF CHANGE OF CONTROL.   A "Change of Control" shall be deemed

to have occurred if (a) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "1934 Act"]), other than a trustee or other fiduciary holding securities under an employee benefit plan of TransFinancial, and other than a corporation owned directly or indirectly by the shareholders of TransFinancial in substantially the same proportions as their ownership of stock of TransFinancial, shall have become, according to a public announcement or filing, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of TransFinancial representing thirty percent (30%) or more of the combined voting power of TransFinancial's then outstanding voting securities; (b) a majority of the members of the Board of Directors of TransFinancial (the "Board") ceases to consist of Continuing Directors ("Continuing Directors" means (i) individuals who were members of the Board on the date of grant of the Option or (ii) individuals who subsequently become members of the Board if such individuals' elections or nominations for election by TransFinancial's shareholders were recommended or approved by a majority of the then Continuing Directors); (c) the shareholders of TransFinancial approve a merger or consolidation of TransFinancial with any other entity, other than a merger or consolidation which would result in the voting securities of TransFinancial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the surviving entity's parent) at least seventy percent (70%) of the combined voting power represented by voting securities of TransFinancial, such surviving entity or such parent, as the case may be, outstanding immediately after such merger or consolidation, or (d) the shareholders of TransFinancial approve a plan of complete liquidation of TransFinancial or an agreement for the sale or disposition by TransFinancial of all or substantially all of TransFinancial's assets, except a sale or disposition to any entity wholly-owned, directly or indirectly, by TransFinancial. As used in this Paragraph 8, the parent of the surviving entity shall mean an entity which owns, directly or indirectly, one hundred percent (100%) of the outstanding voting securities of the surviving entity.
9.   NONTRANSFERABILITY OF OPTION.  The Option may not be transferred by you other than by will or by the laws of descent and distribution and may be exercised during your lifetime only by you.

10.  WAIVER OF OPTION.  By entering into this Agreement, you hereby waive any right which you may have to receive an annual grant under the 1992 Incentive Stock Plan of TransFinancial of a "Directors Option" (as defined in that plan)
for the year       .

11.  NOTICES.  Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail. Each notice shall be deemed to have been given on the date it is received. Each notice to TransFinancial shall be addressed to it at its principal office, at 8245 Nieman Road, Suite 100, Lenexa, Kansas 66214, attention of the Corporate Secretary. Each notice to you or other person or persons then entitled to exercise the Option shall be addressed to you or such other person or persons at your address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

12.  BENEFITS OF AGREEMENT.  This Agreement shall inure to the benefit of, and be binding upon, the respective heirs, executors, administrators, distributees and successors of the parties hereto, except as otherwise specifically provided herein.

13.  RESOLUTION OF DISPUTES.  Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement or the Plan will be determined by the Committee of the Board of Directors of TransFinancial administering the Plan or this Agreement. Any determination made hereunder or under the Plan shall be final, binding and conclusive for all purposes.

14.   CONTINUATION AS DIRECTOR.  Nothing in this Agreement or the Plan shall confer upon you the right to continue as a director of TransFinancial or any of its subsidiaries, or affect any right which TransFinancial or any of its subsidiaries may have to terminate your service as a director.
15.   MARKET RISKS.  It is expressly understood and agreed that you assume all risks incident to any change in the market value of the Shares subject to this Option after the exercise of this Option in whole or in part.
16.  GOVERNING LAW, ETC.  This Agreement shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware except to the extent that such laws may be superseded by any Federal law. This Agreement may not be modified orally.
Please acknowledge your acceptance of this agreement by executing both copies; retaining one copy for your files and returning the second copy to the Corporate Secretary in Lenexa, Kansas.


Very truly yours,




President




ACCEPTED AND AGREED TO this
     day of      ,     .